Exhibit 10.2



                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of the ____ day of _______ , 1997, by and among Provident Bankshares Corporation, a Maryland corporation (the "Company"), Provident Bank of Maryland, a Maryland commercial bank and a wholly owned subsidiary of the Company (the "Bank") and Enos K. Fry (the "Executive").

                  WHEREAS, the Company and First Citizens Financial Corp., a Delaware corporation ("Seller"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 10, 1997, pursuant to which, among other things, Seller will be merged with and into the Company;

                  WHEREAS, the Executive is currently serving as President of Seller and Citizens Savings Bank, FSB, and the Boards of Directors of the Company and the Bank desire to secure the employment of the Executive in accordance herewith;

                  WHEREAS, the Executive is willing to commit himself to be employed by the Bank on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

                  WHEREAS, the parties desire to enter into this Agreement as of the Effective Time, setting forth the terms and conditions for the employment relationship of the Executive with the Bank;

                  NOW, THEREFORE, in consideration of the mutual premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1.  Employment and Term.

                  (a) Employment. The Bank agrees to employ the Executive, and the Executive agrees to be employed by the



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Bank, in accordance with the terms and provisions of this Agreement.

                  (b) Term. The term of this Agreement (the "Term") shall commence on the date (the "Effective Date") on which the Effective Time occurs and shall continue until the second anniversary of the Effective Date.

         2. Duties and Powers of Executive.

                  (a) Position. For the period during which the Executive provides services to the Bank (the "Employment Period"), the Executive shall serve as the Group Manager of the Bank for Montgomery County, Maryland, with such authority, duties and responsibilities commensurate with his position as may reasonably be assigned to him by the Bank's Chief Executive Officer and Board of Directors. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantial attention and time during normal business hours to the business and affairs of the Bank and shall use his reasonable best efforts to carry out his responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, as long as such activities do not materially interfere with the performance of his responsibilities with the Bank in accordance with this Agreement.

                  (b) Board Membership. The Executive shall be a member of the Boards of Directors of the Company and the Bank from and after the first day of, and continuing throughout, the Term, and each such Board of Directors shall propose the Executive for reelection thereto throughout the Term.

                  (c) Location. The Executive's services shall be performed primarily at Gaithersburg, Maryland (with appropriate office space and secretarial services commensurate with his title and position), except for such travel obligations as the parties hereto shall mutually agree upon.



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         3. Compensation.

                  The Executive shall receive the following compensation for his services hereunder to the Bank:

                  (a) Salary. During the Employment Period, the Executive's annual base salary ("Annual Base Salary") shall be not less than $250,000, payable in accordance with the Bank's general payroll practices as in effect from time to time. The Board may from time to time increase the Annual Base Salary as the Board deems necessary or desirable, including, without limitation, adjustments to reflect increases in the cost of living. The Annual Base Salary shall not be reduced after any such increase. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Bank under this Agreement.

                  (b) Incentive Compensation. During the Employment Period, the Executive shall participate in the Company's and the Bank's short-term and long-term incentive compensation plans, including equity-based compensation plans, on a basis no less favorable than that of other senior executive officers of the Bank (the "Senior Officer Group").

                  (c) Supplemental Retirement Plan. The Bank agrees that, as of the Effective Time, the Executive's right to the benefit (the "Accrued Benefit") to which he would have been entitled under the Supplemental Retirement Agreement, dated March 6, 1996, between the Executive and Citizens Savings Bank, FSB (the "SERP"), had he terminated his employment at age 55 for Good Reason, as defined in the SERP (determined without regard to Section 3 of the SERP), shall become immediately and fully vested and nonforfeitable. The Bank agrees that it will pay to the Executive the Accrued Benefit (or its equivalent) upon his termination of employment with the Bank for any reason, commencing upon the later of the date of such termination or the Executive's attainment of the age of 65. The aggregate amount of the Accrued Benefit is set forth in Exhibit A hereto.*

----------------
*  Exhibit A to be prepared at the time this Agreement is entered into.


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                  (d) Other Plans. During the Employment Period, the Executive
shall be eligible to participate in all other savings, retirement, welfare (including without limitation medical and life insurance) and fringe benefit plans, practices, policies and programs applicable generally to employees of the Bank or the Senior Officer Group, and, in addition, the maintenance of those fringe benefits to which the Executive was entitled immediately prior to the date of the Merger Agreement (consisting principally of a membership at the Congressional Country Club and reimbursement of related expenses, and the use of a car and reimbursement of car-related expenses). In addition to appropriate office space and secretarial support in Gaithersburg as described in Section 2(c), the Bank shall also provide the Executive with office space and secretarial services, commensurate with his title and position, at the Bank's headquarters in Baltimore, Maryland.

         4. Expenses. The Bank shall reimburse the Executive for all reasonable expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board of Directors of the Bank (the "Board").

         5. Termination of Employment.

                  (a) Death; Disability. The Executive's employment shall terminate automatically upon his death or Disability during the Employment Period. For purposes of this Agreement, "Disability" shall be deemed to occur if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties with the Bank for a period of six (6) consecutive months, the Bank shall have given the Executive a Notice of Termination (as defined in paragraph (e) of this Section 5) for Disability and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of his duties.

                  (b) By the Bank for Cause. The Bank may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Executive substantially to perform his duties with


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the Bank (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to paragraph (e) of this Section 5) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in conduct that is demonstrably and materially injurious to the Bank or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that his act, or failure to act, was in the best interest of the Bank.

                  (c) By the Bank without Cause or the Executive without Good Reason. Notwithstanding any other provision of this Agreement, the Bank may terminate the Executive's employment other than for Cause and the Executive may terminate his employment other than for Good Reason (as defined in paragraph (d) of this Section 5).

                  (d) By the Executive for Good Reason. The Executive may terminate his employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the written consent of the Executive, of an event constituting a material breach of this Agreement by the Bank that has not been fully cured within ten (10) days after written notice thereof has been given by the Executive to the Bank.

                  (e) Notice of Termination. Any termination by the Bank or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in paragraph (f) of this Section 5) is


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other than the date of receipt of such notice, specifies the termination date
(which date shall be not more than thirty (30) days after the giving of such notice). Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail. The failure by the Executive or the Bank to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Bank hereunder or preclude the Executive or the Bank from asserting such fact or circumstance in enforcing the Executive's or the Bank's rights hereunder.

                  (f) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Bank for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Bank other than for Cause, the date on which the Bank notifies the Executive of such termination, (iii) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such thirty (30) day period), and
(iv) if the Executive's employment is terminated by reason of death, the date of death.

         6. Obligations of the Bank Upon Termination.

                  (a) Termination for Good Reason or Other Than for Cause. If the Executive shall terminate his employment for Good Reason or the Bank shall terminate the Executive's employment other than for Cause, death or Disability, the Executive shall be entitled to the following benefits:


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                           (i) the Bank shall pay to the Executive a lump sum
         amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) an amount equal to the short-term incentive compensation target benefit under the short-term incentive plan described in Section 3(b) of this Agreement for the fiscal year that includes the Date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, and (C) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid. (The amounts specified in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligation"). The amounts specified in this
         Section 6(a)(i) shall be paid within thirty (30) days after the Date of Termination; and

                           (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Bank shall continue to pay the Executive for the remainder of the Term (1) the Annual Base Salary as in effect immediately prior to the Date of Termination, in accordance with the Bank's general payroll practices, and (2) for each full twelve-month period remaining in the Term, the highest annual bonus earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Bank in respect of any of the three fiscal years of the Bank ending immediately prior to the fiscal year in which occurs the Date of Termination, payable in accordance with the Bank's practices with respect to the payment of bonuses; and

                           (iii) for the remainder of the Term and continuing until the one year anniversary of the expiration of the Term, the Bank shall arrange to provide the Executive and his depen-


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         dents life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination, at no greater cost to the Executive than the cost to the Executive immediately prior to the Date of Termination; PROVIDED, HOWEVER, that, unless the Bank otherwise determines, such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this Section 6(a)(iii) shall be reduced to the extent benefits of the same type are made available to the Executive by another employer following his termination of employment (and any such benefits received by the Executive shall be reported to the Bank by the Executive); and

                           (iv) for the remainder of the Term, the Bank shall arrange to provide the Executive with continued participation (or equivalent benefits) under the retirement plans in which the Executive was participating as of the Date of Termination, except to the extent such participation is prohibited by law, or to the extent such plan constitutes a "qualified plan" under Section 401(a) of the Code.

                  (b) Termination for Other Reasons. If the Executive's employment shall be terminated by reason of death or Disability, by the Bank for Cause, or by the Executive other than for Good Reason, the Bank shall have no further obligations to the Executive under this Agreement other than (i) the obligation to pay to the Executive the Accrued Obligation and any postemployment benefits to which the Executive is entitled under the terms of the Bank's employee benefit plans and (ii) the obligation to provide the benefits set forth in Section 6(a)(iii) for the period described therein.

                  (c) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Company in accordance with the rules of the American


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Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                  (d) Legal Fees. The Bank shall also pay to the Executive all reasonable legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five
(5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Bank reasonably may require.

                  (e) Payment. The amount described in Section 6(a)(ii)(A) shall be paid to the Executive in a lump sum within five (5) days following the Date of Termination; PROVIDED, HOWEVER, that, if the Executive so elects at least 90 days prior to the Date of Termination, such amount shall be paid, without regard to the discount described in Section 6(a)(ii)(A), over the period prescribed by the Executive in his election and, if so requested by the Executive, shall be transferred by the Bank, in cash, within five (5) days following the Date of Termination, to a grantor trust meeting the requirements of Section 670 of the Code pursuant to a trust agreement reasonably acceptable to the Executive.

         7. Full Settlement; Mitigation.

                  The Bank's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 6(a)(iii), such amounts shall not


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be reduced whether or not the Executive obtains other employment.

         8. Confidential Information.

                  The Executive shall hold in a fiduciary capacity for the benefit of the Bank all secret, confidential information, knowledge or data relating to the Bank or any of its affiliated companies and their respective businesses which shall have been obtained by the Executive during his employment by the Bank or any of their affiliated companies and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, without the prior written consent of the Bank or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Bank and those designated by it.

         9. Successors.

                  (a) Assignment by Executive. This Agreement is personal to the Executive and, without the prior written consent of the Company and the Bank, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) Successors and Assigns of the Bank. This Agreement shall inure to the benefit of and be binding upon the Company and the Bank, and their successors and assigns.

                  (c) Assumption. The Company or the Bank, as the case may be, shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the Bank to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company or the Bank would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" or the "Bank" shall mean the Company or the Bank as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and


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agrees to perform this Agreement by operation of law, or otherwise.

         10. Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Maryland, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board of Directors (or a committee thereof) of the Company or the Bank, as the case may be, shall have authority on behalf of the Company or the Bank to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereof.

                  (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return-receipt requested, postage pre-paid, addressed, in the case of the Company or the Bank, to the Company' or the Bank's headquarters and, in the case of the Executive, to the address on the signature page of this Agreement or, in either case, to such other address as either party shall have subsequently furnished to the other in writing. Notice and communications shall be effective when actually received by the addressee.

                  (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) Taxes. The Bank may withhold from any amounts due and payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) No Waiver. The Executive's or the Bank's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or


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the failure to assert any right the Executive or the Bank may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(d) of this Agreement, or the right of the Bank to terminate the Executive's employment for Cause pursuant to
Section 5(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) Entire Agreement; Survival. This Agreement and the Change in Control Agreement contemplated by Section 6.7(e) of the Merger Agreement (collectively, the "New Agreements") entered into as of the date hereof between the Company and the Executive contain the entire agreement of the Executive, the Company, the Bank or their respective predecessors or subsidiaries with respect to the subject matter of the New Agreements, and all promises, representations, understandings, arrangements and prior agreements are merged into, and superseded by, the New Agreements. Any provision hereof which by its terms applies in whole or part after a termination of the Executive's employment hereunder shall survive such termination.




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                  IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to due authorization from their respective Boards of Directors, the Company and the Bank have caused this Agreement to be executed, as of the day and year first above written.

                                    PROVIDENT BANKSHARES CORPORATION



                                    --------------------------------
                                    Name:
                                    Title:



                                    PROVIDENT BANK OF MARYLAND



                                    --------------------------------
                                    Name:
                                    Title:




                                    --------------------------------
                                    Enos K. Fry

                                    Address:

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